UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 3, 2010

TELKONET, INC.

(Exact name of registrant as specified in its charter)

Utah	000-31972	87-0627421
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10200 Innovation Drive, Suite 300 Milwaukee, Wisconsin	53226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (414)  223-0473

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain
Officers.

(c)

On November 3, 2010, the Board of Directors of Telkonet, Inc. (the “Company”) appointed the Controller of the Company, Richard E. Mushrush, to the position of Controller and Acting Chief Financial Officer of the Company.

Mr. Mushrush, age 42, has served as the Company’s Controller since January 2009.  From 2004 until 2009, Mr. Mushrush served as a Controller and Business Unit Manager for a division of Illinois Tool Works.

In addition, on April 13, 2011, the Board of Directors of the Company authorized the Company to enter into an Indemnification Agreement (the “Indemnification Agreement”) with Mr. Mushrush, which will be retroactive to November 3, 2010, the date Mr. Mushrush was appointed to his new position as Acting Chief Financial Officer of the Company.  The Indemnification Agreement will be in the form previously approved by the Board of Directors for the Company’s executive officers and directors, which was included as Exhibit 10.12 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

(e)

In addition, on April 11, 2011, the Company entered into an Employment Agreement with Jason Tienor (the “Tienor Employment Agreement”) for a term commencing as of April 11, 2011 and expiring on April 10, 2012.  This term will automatically renew for an additional 12 months unless the parties mutually agree or the agreement is terminated.  Pursuant to the terms of the Tienor Employment Agreement, Mr. Tienor will continue to serve as President and Chief Executive Officer.  Mr. Tienor will receive a base salary of $200,000 per year and bonuses and benefits based on the Company’s internal policies and participation in the Company’s incentive and benefit plans.

Mr. Tienor has been employed by the Company pursuant to an employment agreement dated March 16, 2010 and has served as our President and Chief Executive Officer since December 2007.  Notwithstanding the expiration of his prior employment agreement, Mr. Tienor continued to be employed and to perform services pursuant to the terms of his employment agreement pending completion of a replacement agreement.

On April 11, 2011, the Company entered into an Employment Agreement with Jeffrey Sobieski (the “Sobieski Employment Agreement”) for a term commencing as of April 11, 2011 and expiring on April 10, 2012.  This term will automatically renew for an additional 12 months unless the parties mutually agree or the agreement is terminated.  Pursuant to the terms of the Sobieski Employment Agreement, Mr. Sobieski will continue to serve as Chief Operating Officer.  Mr. Sobieski will receive a base salary of $190,000 per year and bonuses and benefits based on our internal policies and participation in the Company’s incentive and benefit plans.

Mr. Sobieski has been employed by us pursuant to an employment agreement dated March 16, 2010 and has served as our Chief Operating Officer since June 2008.  Notwithstanding the expiration of his prior employment agreement, Mr. Sobieski continued to be employed and to perform services pursuant to the terms of his employment agreement pending completion of a replacement agreement.

The foregoing descriptions of the Tienor Employment Agreement and Sobieski Employment Agreement do not purport to be complete, and are qualified in their entirety by reference to the Tienor Employment Agreement and Sobieski Employment Agreement, copies of which are attached hereto as Exhibits 10.2 and 10.3 and incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits

(d)

Exhibits

Exhibit No.	Description

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.12 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009)

10.2	Employment Agreement, dated April 11, 2011 by and between Telkonet, Inc. and Jason L. Tienor

10.3	Employment Agreement, dated April 11, 2011 by and between Telkonet, Inc. and Jeffrey J. Sobieski

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 14, 2011	TELKONET, INC.

By: /s/ Jason Tienor
Jason Tienor
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.12 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009)

10.2	Employment Agreement, dated April 11, 2011 by and between Telkonet, Inc. and Jason L. Tienor

10.3	Employment Agreement, dated April 11, 2011 by and between Telkonet, Inc. and Jeffrey J. Sobieski